Exhibit 3.2

BYLAWS

OF

NATIONAL COMMERCE CORPORATION

(the “Corporation”)

ARTICLE 1

MEETINGS OF STOCKHOLDERS

1.1 Annual Meetings. An annual meeting of stockholders for the election of directors and for such other business as may properly come before the meeting shall be held at such date, time and place, either within or without the State of Delaware, as the Board of Directors, by resolution, shall determine and set forth in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that an annual meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication, as authorized by law.

1.2 Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time at such date, time and place, if any, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors, but such special meetings may not be called by any other person or persons. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may, in its sole discretion, determine that a special meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication, as authorized by law.

1.3 Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given, in writing or by electronic transmission in the manner provided by law, that shall state the place, if any, the date and hour of the meeting, the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such record date is different from the record date for determining the stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of the meeting. Such notice shall be deemed to be given (i) if mailed, when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation or (ii) if electronically transmitted as provided in these Bylaws.

1.4 Notice of Stockholder Nominations and Other Business.

(a) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of any other business to be considered by the stockholders may be made at an annual meeting of stockholders only: (i) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the Corporation who (A) was a stockholder of record of the Corporation at the time the notice provided for in this Section 1.4 is delivered to the Secretary of the Corporation and at the time of the annual meeting, (B) is entitled to vote at the annual meeting and (C) complies with the notice procedures and informational requirements set forth in this Section 1.4 as to such business or nomination. Clause (iii) of the preceding sentence shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought pursuant to the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), if applicable to the Corporation, and included in the Corporation’s proxy statement) at an annual meeting of stockholders.

(2) Without qualification or limitation of any other requirement, in order for any nominations or any other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 1.4, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting (provided, however, subject to the immediately following sentence, in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder must be received not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than one hundred thirty (130) days prior to the date of such annual meeting, not later than the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall an adjournment or postponement of an annual meeting, or the public announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(3) To be in proper form, a stockholder’s notice delivered pursuant to this Section 1.4 must set forth:

(i) as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director, (A) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, (B) a notarized affidavit executed by such person to the effect that, if elected as a member of the Board of Directors of the Corporation, he or she will serve, that he or she is eligible for election as a member of the Board of Directors, and that, if he or she will be named in the Corporation’s proxy statement as a nominee, he or she consents to being named in the proxy statement as a nominee, (C) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, arrangements or understandings between or among such stockholder and, if applicable, the beneficial owner of the shares held of record by such stockholder (the “Beneficial Owner”), if any, and their respective affiliates, or others acting in concert therewith (each, a “Stockholder Associated Person”), on the one hand, and each proposed nominee, and such persons’ respective affiliates, or others acting in a concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated by the Securities and Exchange Commission under Regulation S-K if the stockholder making the nomination and any Beneficial Owner or Stockholder Associated Person were the “registrant” for purposes of Item 404 of such regulation and the nominee were a director or executive officer of such registrant, (D) a description of any voting commitments and/or any other arrangements or obligations by which such person is or will be bound as a director, (E) a completed questionnaire regarding such person, which may be obtained from the Secretary of the Corporation, relating to the stock exchange listing requirements for director independence that are applicable to the Corporation, and (F) any other information relating to such person that is required to be disclosed in a proxy statement on Schedule 14A for solicitation of proxies for election of directors under the Exchange Act and pursuant to any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded;

(ii) if the notice relates to any business other than a nomination of a director or directors that the stockholder proposes to bring before the meeting, (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Certificate of Incorporation or these Bylaws, the language of the proposed amendment), and the reasons for conducting such business at the meeting, (B) any material interest in such business of such stockholder and the Beneficial Owner and Stockholder Associated Person, if any, on whose behalf the proposal is made, and (C) a description of all agreements, arrangements and understandings between such stockholder and any Beneficial Owner, Stockholder Associated Person or any other person (including their names) in connection with the proposal of such business by such stockholder; and

(iii) as to the stockholder giving the notice and the Beneficial Owner, if any, and any Stockholder Associated Person:

(A) the name and address of such stockholder, as they appear on the Corporation’s books, and of any such Beneficial Owner or Stockholder Associated Person;

(B) (1) the class or series and number of shares of capital stock of the Corporation which are, directly or indirectly, owned beneficially or of record by such stockholder, such Beneficial Owner and such Stockholder Associated Person (and such notice shall include documentary evidence of record and beneficial ownership of such stock by such stockholder, Beneficial Owner and/or Stockholder Associated Person), (2) a description of any derivative position or instrument, such as an option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of capital stock of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of capital stock of the Corporation, whether or not such position, instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned or held beneficially by such stockholder, Beneficial Owner or Stockholder Associated Person and any other direct or indirect opportunity to profit or share in any profit derived from, or to mitigate any loss from, any increase or decrease in the value of shares of the Corporation, (3) a description of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, Beneficial Owner and/or Stockholder Associated Person has or shares a right to vote any shares of any security of the Corporation, (4) a description of any short interest in any security of the Corporation (for purposes of these Bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder, Beneficial Owner and/or Stockholder Associated Person, or any other agreement, arrangement or understanding (including any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the Corporation, (6) any rights to dividends on the shares of capital stock of the Corporation owned beneficially by such stockholder, Beneficial Owner and/or Stockholder Associated Person, if any, that are separated or separable from the underlying shares of capital stock of the Corporation, (7) any proportionate interest in shares of capital stock of the Corporation held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (8) any performance-related fees (other than an asset-based fee) that such stockholder, Beneficial Owner and/or Stockholder Associated Person, if any, is entitled to based on any increase or decrease in the value of shares of capital stock of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (9) any direct or indirect interest of such stockholder, Beneficial Owner and/or Stockholder Associated Person, if any, in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (10) a list of all stockholder proposals and director nominations made by such stockholder, Beneficial Owner and/or Stockholder Associated Person during the prior 10 years with respect to any corporation or other entity, (11) a list of all litigation filed against such stockholder, Beneficial Owner and/or Stockholder Associated Person during the prior 10 years asserting a breach of fiduciary duty or a breach of loyalty, (12) any pending or threatened litigation in which such stockholder, Beneficial Owner and/or Stockholder Associated Person is or are a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (13) any material transaction occurring during the prior twelve (12) months between such stockholder, Beneficial Owner or Stockholder Associated Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand;

(C) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder, such Beneficial Owner, if any, and any of their Stockholder Associated Persons with respect to such nomination or proposal;

(D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(E) a representation as to whether the stockholder, the Beneficial Owner, if any, or any Stockholder Associated Person intends to be or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee or (2) otherwise to solicit proxies from stockholders of the Corporation in support of such proposal or nomination; and

(F) any other information relating to such stockholder, Beneficial Owner, if any, and Stockholder Associated Person, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The Corporation may require any proposed nominee for director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding the foregoing, the information required by clauses (a)(3)(i), (a)(3)(iii)(B) and (a)(3)(iii)(C) of this Section 1.4 shall be updated by such stockholder and Beneficial Owner, if any, not later than ten (10) days after the record date for determining the stockholders entitled to vote at the meeting, or, if such date is after the date of the meeting, not later than the day prior to the meeting.

(4) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 1.4 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred thirty (130) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 1.4 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(5) For purposes of this Section 1.4(a), “beneficial ownership” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or a committee thereof or (2) provided that the Board of Directors has determined that a purpose of the meeting is to elect directors, by any stockholder of the Corporation who (i) is a stockholder of record of the Corporation at the time the notice provided for in this Section 1.4 is delivered to the Secretary of the Corporation and at the time of the special meeting, (ii) is entitled to vote at the meeting and upon such election, and (iii) complies with the notice procedures set forth in Section 1.4(a) as to such nomination. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (a)(3) of this Section 1.4 with respect to any nomination shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day prior to such special meeting and not later than the close of business on the later of the one hundred twentieth (120th) day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than one hundred thirty (130) days prior to the date of such special meeting. the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

1.5 Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time in order to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time, place, if any, and the means of remote communication, if any, by which stockholders may be deemed to be present and vote at such adjourned meeting are announced at the meeting at which the action for adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting; provided, however, if the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

1.6 Quorum. Except as otherwise provided by law (including the rules of any stock exchange applicable to the Corporation), the Certificate of Incorporation or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of a majority of the voting power of all of the outstanding shares of capital stock entitled to vote at such meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, then either (i) the chairperson of the meeting or (ii) the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend. The stockholders present at a duly organized meeting at which a quorum is present may continue to transact business until an adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of capital stock held by another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, and treasury shares, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

1.7 Organization. Meetings of stockholders shall be presided over by such person as the Board of Directors may designate, or, in the absence of such a person, the Chairperson of the Board, or, in the absence of such person, the Vice Chairperson of the Board, or, in the absence of such person, the President, or, in the absence of such person, a Vice President, or, in the absence of the foregoing persons, such person may be chosen by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote who are present in person or by proxy at the meeting and cast a vote affirmatively or negatively. The Secretary shall act as secretary of the meeting, but, in his or her absence, the chairperson of the meeting may appoint any person to act as secretary of the meeting.

1.8 Voting; Proxies; Ballots; Vote Required.

(a) Except as otherwise provided by or pursuant to the provisions of the Certificate of Incorporation, and subject to the provisions of these Bylaws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy by an instrument in writing or by a transmission permitted by law that is filed in accordance with the procedures established for the meeting, or, in the absence of such procedures, that is filed with the Secretary of the Corporation at or prior to the date of the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date unless such proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy pursuant to this Section 1.8(a), any means described in Section 212(c) of the Delaware General Corporation Law (the “DGCL”) shall constitute a valid means by which a stockholder may grant such authority.

(b) The vote for directors and, upon the demand of any stockholder, the vote upon any other question properly before the meeting shall be by ballot, and if authorized by the Board of Directors, the ballot may be submitted by electronic transmission in the manner provided by law. At all meetings of stockholders for the election of directors at which a quorum is present, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. All other questions presented to the stockholders at a meeting at which a quorum is present shall, unless otherwise provided by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, be determined by a majority of the votes cast affirmatively or negatively.

1.9 Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or, except as provided by these Bylaws, for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (i) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; and (ii) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If the Board of Directors fixes a record date for the determination of stockholders entitled to notice of a meeting, such date shall also be the record date for the determination of stockholders entitled to vote at such meeting, unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors: (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 1.9 at the adjourned meeting.

1.10 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list of stockholders shall be arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder; provided, however, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation shall take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list of stockholders must also be open to examination at the meeting as required by applicable law. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.10 or to vote in person or by proxy at any meeting of stockholders.

1.11 Inspectors of Election. The Board of Directors or the Chairperson of the Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Board of Directors or the Chairperson of the Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

1.12 Conduct of Meetings. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted for questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting whether or not a nomination or proposal of any other business made by a stockholder pursuant to Section 1.4 hereof was made in accordance with the requirements of these Bylaws (which determination shall be conclusive and binding), and if he or she should determine and declare that the nomination or other business was not properly brought before the meeting, such defective nomination shall be disregarded and such other business shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with any rules of parliamentary procedure.

1.13 Voting Trusts. Any number of stockholders of the Corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares. The voting trust agreement must be a written agreement and must be filed with the registered office of the Corporation in Delaware. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates have been deposited with the Corporation as provided by law, such documents shall be subject to the same right of examination by a stockholder of the Corporation, in person or by agent or attorney, as are the books and records of the Corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates either in person or by agent or attorney, at any reasonable time for any proper purpose.

1.14 Remote Communications. If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders, by means of remote communications:

(a) may participate in a meeting of stockholders; and

(b) shall be deemed present in person and may vote at a meeting of stockholders; provided that (i) reasonable procedures have been implemented to verify that each person deemed present and permitted to vote at the meeting by means of remote communications is a stockholder or proxyholder, (ii) reasonable procedures are implemented to provide stockholders and proxyholders participating in the meeting by means of remote communications with a reasonable opportunity to participate in the meeting and to vote on matters submitted to stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communications, a record of such vote or other action shall be maintained by the Corporation.

ARTICLE 2

BOARD OF DIRECTORS

2.1 General Powers. The business of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

2.2 Number; Qualifications. The Board of Directors shall consist of not less than three (3) nor more than twenty (20) directors, with the exact number of directors within such minimum and maximum limitations to be established, from time to time, by resolution of the Board of Directors. The initial number of directors shall be eleven (11).

2.3 Eligibility for Nomination and Seating as a Director.

(a) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting of stockholders, (i) the candidate must be nominated in the manner prescribed in Section 1.4; and (ii) the candidate, whether nominated by the Board of Directors or by a stockholder of record, must have delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors) to the Secretary of the Corporation at the principal executive offices of the Corporation, (A) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (B) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (X) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (Y) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director, other than agreements or arrangements providing only for indemnification and/or reimbursement of out-of-pocket expenses in connection with nomination or candidacy for a director (but not, for the avoidance of doubt, in connection with service as a director) or any pre-existing employment agreement that a candidate or nominee has with his or her employer (not entered into in contemplation of such employee’s nomination as or candidacy for a director), and (Z) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

(b) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and person seeking to place such candidate’s name in nomination has complied with Section 1.4 and this Section 2.3, as applicable. The presiding person at any meeting of stockholders shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 1.4 and/or this Section 2.3, and if he or she should so determine, he or she shall so declare such determination to the meeting, such determination shall be conclusive and binding, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect.

(c) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 2.3.

2.4 Election; Resignation; Vacancies. The Board of Directors elected by the incorporator of the Corporation shall be the initial directors of the Corporation and shall hold office until the first annual meeting of stockholders and until their successors have been duly elected and qualified, subject to a director’s earlier death, resignation, disqualification or removal. Thereafter, at each annual meeting of the stockholders, stockholders shall elect directors for a term of office to expire at the next annual meeting of stockholders, and each director shall hold office until his or her successor is duly elected and qualified, subject to such director’s earlier death, resignation, disqualification or removal. Any director may resign at any time upon written notice to the Secretary of the Corporation. Unless otherwise provided by law or the Certificate of Incorporation, any newly created directorship resulting from an increase in the authorized number of directors or any vacancy in the Board of Directors resulting from any cause may be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum (and not by stockholders), or if all of the directors shall have been removed, by the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote thereon, present in person or by proxy at a meeting, and any director so elected shall hold office for a term expiring at the next succeeding annual meeting of stockholders following the filling of such vacancy and shall remain in office until such director’s successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2.5 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine.

2.6 Special Meetings. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the President, or, if requested in writing by any three (3) directors, by the Secretary and shall be held as such place within or without the State of Delaware, on such date, and at such time as they, or he or she shall fix. Unless otherwise required by law, notice stating the date, time and place of the special meeting shall be given to each director to whom it is not waived either by prepaid mail to such director’s address appearing on the books of the Corporation not less than forty-eight (48) hours before the date of the special meeting, or personally or by telegram, facsimile, electronic transmission or similar means of communication not less than twenty-four (24) hours before the date of the special meeting. The notice need not specify the purpose of the meeting.

2.7 Participating in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can speak and hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

2.8 Quorum; Vote Required for Action. Except as otherwise required by law or the Certificate of Incorporation, at any meeting of the Board of Directors, a majority of the directors then in office present in person, by conference telephone or by other communications equipment shall constitute a quorum for all purposes. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

2.9 Organization. Meetings of the Board of Directors shall be presided over by the Chairperson of the Board, if present, or in his or her absence by the Vice Chairperson of the Board, if any, or in his or her absence by the President, or in their absence by a chairperson chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.10 Action by Unanimous Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.

2.11 Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, the Board of Directors, or any duly authorized committee thereof shall have the authority to fix the compensation of directors. Such compensation may include: a fixed salary or retainer; equity or equity-linked awards; a fixed sum for attendance at each meeting of the Board of Directors; expenses for attendance at such meetings; or any combination of the foregoing. Members of special or standing committees of the Board of Directors may be allowed compensation for attending committee meetings. No such compensation to a director, as a director, shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

2.12 Chairperson of the Board. The Board of Directors shall designate one of its own members to be the Chairperson of the Board. The Chairperson of the Board shall, when present, preside at all meetings of the Board of Directors, and shall have and perform such other duties as shall be prescribed or assigned by these Bylaws and the Board of Directors. The Chairperson of the Board may also be an elected officer of the Corporation.

2.13 Vice Chairperson of the Board. The Board of Directors may designate one or more of its own members to be a Vice Chairperson of the Board. If a Vice Chairperson is appointed, then the Vice Chairperson (or, if there is more than one Vice Chairperson at such time, the Vice Chairperson selected by the Board of Directors) shall, in the absence, inability or disability of the Chairperson of the Board, preside at all meetings of the Board of Directors, and exercise and discharge the responsibilities and duties of the Chairperson of the Board. A Vice Chairperson shall have such other duties as may be prescribed by the Board of Directors from time to time. A Vice Chairperson of the Board may also be an elected officer of the Corporation.

ARTICLE 3

COMMITTEES

3.1 Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by law to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any Bylaw of the Corporation.

3.3 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article 2 of these Bylaws.

ARTICLE 4

OFFICERS

4.1 Executive Officers; Appointment; Term; Qualification. The officers of the Corporation shall consist of a President and a Secretary and may include a Chairperson of the Board, a Vice Chairperson of the Board, a Chief Executive Officer, one or more Vice Presidents (one or more of whom may be designated by the Board of Directors as Executive Vice President or Senior Vice President), one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as may from time to time be appointed by the Board of Directors or a duly authorized committee thereof. Officers shall be appointed by the Board of Directors, which shall consider that subject at its first meeting after every annual meeting of stockholders. Each officer of the Corporation shall be appointed for a term of one (1) year and shall hold office until his or her successor is appointed and qualified or until his or her earlier resignation or removal. Any number of offices may be held by the same person.

4.2 Resignation; Removal; Vacancies. Any officer may resign at any time upon written notice to the Secretary of the Corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

4.3 Powers and Duties of Executive Officers Generally. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, as described in this Article 4, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his or her duties.

4.4 Chief Executive Officer. Subject to the provisions of these Bylaws and the direction of the Board of Directors, the Chief Executive Officer shall have the responsibility for the general management and control of the business and affairs of the Corporation and shall perform all duties and have all powers which are commonly incident to such office and which may be prescribed from time to time by the Board of Directors. In the absence of the Chairperson of the Board or a Vice Chairperson, he shall preside at all meetings of the Board of Directors. The Chief Executive Officer shall have general supervision and direction of the President. The Chief Executive Officer, except where by law the signature of the President is required, shall possess the same power as the President to sign all stock certificates, deeds, bonds, contracts, mortgages and other instruments of the Corporation. During the absence or disability of the President, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President.

4.5 President. The President shall be the chief operating and administrative officer of the Corporation and shall have general responsibility for the management and control of the operations and administration of the Corporation and shall perform all duties and have all powers which are commonly incident to such office and which may be prescribed to him from time to time by the Board of Directors or the Chief Executive Officer, provided that such powers and duties do not conflict with the powers and duties of the Chief Executive Officer. The President shall report to the Chief Executive Officer (or, if there shall be no Chief Executive Officer, to the Board of Directors), and, subject to the orders and resolutions of the Board of Directors and to the direction of the Chief Executive Officer, shall have general supervision and direction of all of the other officers (other than the Chief Executive Officer), employees and agents of the Corporation. Subject in each case to the direction of the Board of Directors and the Chief Executive Officer, the President shall have the power to execute all stock certificates, deeds, bonds, contracts, mortgages and other instruments of the Corporation, except where required or permitted by law to be otherwise executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors, the Chief Executive Officer or the President; and shall have the authority to endorse, when sold, assigned, transferred, or otherwise disposed of, all certificates for shares of stock, bonds, securities or evidences of indebtedness issued by other corporations, associations, trusts, individuals or entities, whether public or private, or by any government or agency thereof, which are owned or held by the Corporation, and to make, execute and deliver all instruments of assignment or transfer of any stocks, bonds, securities, evidences of indebtedness, agreements, or other property owned or held by the Corporation in any capacity. Each of the Chief Executive Officer, if any, and the President shall have full authority to do any and all things delegated to him by the Board of Directors or by any committee of the Board having authority. If there be no Chief Executive Officer, the President shall have all of the duties and the powers of the Chief Executive Officer.

4.6 Vice President. The Vice Presidents, in order of their seniority or as designated by the Board of Directors, shall in the absence, inability or disability of the President, perform the duties and exercise the powers of said office, and when so acting shall be subject to all restrictions upon the President. At all other times the Vice Presidents shall perform such other duties and exercise such other powers as the Board of Directors may prescribe, or as the Chief Executive Officer or President may delegate.

4.7 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and shall keep minutes of all proceedings of such meetings in books to be kept for these purposes, and shall perform like duties for committees of the Board of Directors when required. The Secretary shall issue, or cause to be issued, all authorized notices for meetings of stockholders and special meetings of the Board of Directors, to the extent and in the manner required by applicable law or by these Bylaws. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary, or by the signature of any Assistant Secretary or any other person designated by the Board of Directors. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the signature of such officer. The Secretary shall perform such other duties as may be prescribed by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, or the President.

4.8 Assistant Secretary. The Assistant Secretary (or, if there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board of Directors or the President or, in the absence of any designation, then in the order of their appointment), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chairperson of the Board, the President or the Secretary may from time to time prescribe.

4.9 Treasurer. The Treasurer shall be the Corporation’s chief financial officer and shall have the responsibility for maintaining the financial records of the Corporation. The Treasurer shall have custody of such property and assets of the Corporation as may be entrusted to him by the Board of Directors, or by the Chief Executive Officer or President. The Treasurer shall, subject to the general supervision of the Board of Directors and any audit committee thereof, have general supervision and authority over the Corporation’s books and accounts, its methods and systems of recording and keeping account of its business transactions and of its assets and liabilities, and within such authority, shall prepare and deliver all reports and returns required of the Corporation by law or by any governmental or regulatory authority pertaining to the financial condition of the Corporation and its assets and liabilities. The Treasurer shall be responsible for preparing statements showing the Corporation’s financial condition and results of operation, and shall furnish such reports and financial records as may be required or requested by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or the President. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall have charge and custody of all funds and securities of the Corporation and shall deposit all such funds in the Corporation’s name in such banks and depositories selected or authorized by the Board of Directors. The Treasurer may disburse the funds of the Corporation as may be ordered by the Board of Directors the Chief Executive Officer or the President, taking proper vouchers for such disbursements. The Treasurer shall perform or cause to be performed all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

4.10 Assistant Treasurer. The Assistant Treasurer (or, if there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board of Directors or the President or if there be no such designation, then in the order of their appointment) shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer. The Assistant Treasurer shall perform such other duties and have such other powers as the Board of Directors, Chief Executive Officer, the President or the Treasurer may from time to time prescribe.

4.11 Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the

Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other Corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other Corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other Corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.11 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or a Vice President.

4.12 Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

ARTICLE 5

STOCK

5.1 Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. The rights and obligations of the holders of uncertificated shares and the holders of shares represented by certificates shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairperson or Vice Chairperson of the Board of Directors, if any, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the Corporation certifying the number of shares owned by such holder in the Corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

5.2 Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

5.3 Transfer Agent; Registrar; Signature. The Board of Directors may from time to time appoint one or more transfer agents and one or more registrars for the shares of stock of the Corporation or any class thereof, which agents and registrars may establish rules and regulations for the issue, transfer and registration of shares not inconsistent with these Bylaws. Where a certificate is (i) countersigned by a transfer agent other than the Corporation or its employee, or (ii) countersigned and registered by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.

5.4 Dividends; Special Purpose Reserves. Dividends upon the stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, to the fullest extent permitted by law. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the matter in which it was created.

5.5 Stock Transfer Books and Transfer of Shares. The Corporation or its transfer agent shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each stockholder of record of the Corporation, together with such stockholder’s address and the number and class or series of shares held by such stockholder. Transfers of stock shall be made only upon such stock transfer books of the Corporation kept at an office of the Corporation or its transfer agent. Upon the registration of any transfer of uncertificated shares, the Corporation shall, or shall direct the transfer agent to, notify the owner of the uncertificated shares in writing of any information required by law. Except where a certificate is issued in accordance with Section 5.2 of these Bylaws, an outstanding certificate for the number of shares involved, if one has been issued, shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

5.6 Fractional Shares. Except as may otherwise be provided in a certificate designating the rights, powers and preferences, and the qualifications, limitations and restrictions of a class or series of preferred stock of the Corporation, no fractional part of a share of capital stock shall be issued by the Corporation. Where necessary to effect authorized transactions, the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive the fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but the scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

ARTICLE 6

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

6.1 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as the same presently exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation in any position or capacity for any other corporation, partnership, joint venture, trust, nonprofit entity, employee benefit plan or other enterprise, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors of the Corporation.

6.2 Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1, the Corporation shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”), provided, however, that, to the extent required by law, such advancement of expenses incurred by a Covered Person in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Covered Person, including, without limitation, service to an employee benefit plan) in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts so advanced if it should be ultimately determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that the Covered Person is not entitled to be indemnified for such expenses under this Article 6 or otherwise. Such expenses (including attorneys’ fees) incurred by a Covered Person may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

6.3 Right of Covered Person to Bring Suit. If a claim for indemnification (following the final adjudication of such action, suit or proceeding) or advancement of expenses under this Article 6 is not paid in full within sixty (60) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may at any time thereafter file suit against the Corporation to recover the unpaid amount of such claim and, if successful in whole or in part in any such suit, shall be entitled to be paid the expense of prosecuting or defending such suit. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by the Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by the Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Covered Person has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Covered Person has not met such applicable standard of conduct, shall create a presumption that the Covered Person has not met the applicable standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit. In any suit brought by the Covered Person to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person is not entitled to be indemnified, or to such advancement of expenses, under this Article 6 or otherwise shall be on the Corporation.

6.4 Non-Exclusivity of Rights. The rights conferred on any Covered Person by this Article 6 shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

6.5 Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request in any position or capacity for any other corporation, partnership, joint venture, trust, nonprofit entity, employee benefit plan or other enterprise shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, nonprofit entity, employee benefit plan or other enterprise.

6.6 Other Indemnification and Prepayment of Expenses. This Article 6 shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

6.7 Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article 6.

6.8 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors or a duly authorized committee thereof, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

6.9 Nature of Rights. The rights conferred upon Covered Persons in this Article 6 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 6 that adversely affects any right of a Covered Person or his or her successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

ARTICLE 7

MISCELLANEOUS

7.1 Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.

7.2 Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

7.3 Manner of Notice.

(a) Except as otherwise provided for in these Bylaws, notices to directors and stockholders shall be in writing and may be delivered personally or mailed to the directors or stockholders at their addresses appearing on the books and records of the Corporation. Any such notice deposited in the United States mail shall be deemed to have been given on the date when deposited in the mail, postage prepaid. Notice to directors may also be given by telecopier or other means of electronic transmission (as defined Section 7.3(d)). Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise required by law.

(b) Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to law, the Certificate of Incorporation or these Bylaws, any notice to stockholders given by the Corporation by law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent; and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation, or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Any notice given by electronic transmission shall be deemed given: (A) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (C) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (D) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c) Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted hereunder, shall be deemed to have consented to receiving such single written notice.

(d) As used in these Bylaws, an “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

7.4 Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any written waiver of notice, or a waiver by electronic transmission, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting, in person or by proxy, shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in a waiver of notice.

7.5 Form of Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

7.6 Execution of Checks, etc. The funds of the Corporation shall be deposited in such banks or trust companies as the Board of Directors from time to time shall designate and shall be withdrawn only on checks or drafts of the Corporation for the purposes of the Corporation. All checks, drafts, notes, acceptances and endorsements of the Corporation shall be signed in such manner and by such officer or officers or such individual or individuals as the Board of Directors from time to time by resolution shall determine. If and to the extent so authorized by the Board of Directors, such signature or signatures may be facsimile. Only checks, drafts, notes, acceptances and endorsements signed in accordance with such resolution or resolutions shall be the valid checks, drafts, notes, acceptances or endorsements of the Corporation.

7.7 Evidence of Authority. A certificate by the Secretary or an Assistant Secretary as to any action taken by the stockholders, the Board of Directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

7.8 Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

7.9 Time Periods. In applying any provision of these Bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included, except as otherwise specifically provided herein with respect to the delivery of notices.

7.10 Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

7.11 Exclusive Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time) or (iv) any action asserting a claim against the Corporation or any current or former director, officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the

District of Delaware), in all cases subject to the court’s having personal jurisdiction over the indispensible parties named as defendants. Damages alone may not be an adequate remedy for any breach of this Section 7.11, and therefore, the Corporation or any current or former director or officer of the Corporation made a party to any actual or threatened action to which this Section 7.11 applies shall be entitled to an injunction and/or specific performance without any requirement to post bond. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 7.11.

7.12 Amendment of Bylaws. These Bylaws may be altered, amended or repealed, and new Bylaws made, by the Board of Directors, but the stockholders may make additional Bylaws and may alter and repeal any Bylaws whether adopted by them or otherwise.